Exhibit 99.1


      CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.ss.1350



Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Executive Officer and Chief Financial Officer of Polymer research Corp. of America (the "Company"), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2002 ( the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

               April __, 2003                 /s/ Carl Horowitz
                                              ------------------------
                                              Carl Horowitz
                                              Chief Executive Officer
                                              and Chief Financial Officer